Exhibit 5.1




                       Opinion of Ira M. Dansky, Esq.




                                                              April 9, 2001

U. S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                     Registration Statement on Form S-3
                     ----------------------------------

Ladies and Gentlemen:

          I am General Counsel of Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company"), and in such capacity I have represented the Company and its subsidiaries, Jones Apparel Group Holdings, Inc., a Delaware corporation ("Holdings"), Jones Apparel Group USA, Inc., a Pennsylvania corporation ("Jones USA"), and Nine West Group Inc., a Delaware corporation ("Nine West" and together with Jones, Holdings and Jones USA, the "Issuers"), in connection with the filing by the Issuers with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") relating to (i) debt securities of the Issuers (the "Debt Securities"); (ii) warrants to purchase Debt Securities (the "Debt Warrants"); (iii) shares of preferred stock of the Company (the "Preferred Stock"); (iv) shares of common stock, $.01 par value per share, of the Company (the "Common Stock"); and (v) warrants to purchase shares of Common Stock or Preferred Stock (the "Stock Warrants"). The Debt Warrants and the Stock Warrants are referred to herein as the "Warrants", and the Debt Securities, Preferred Stock, Common Stock and the Warrants are referred to herein collectively as the "Offered Securities". The Offered Securities being registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, (the "Securities Act").

          Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement



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relating to a particular series of Debt Securities, the Debt Securities will be issued under an Indenture in the form of Exhibit 4.2 to the Registration Statement (the "Indenture") to be executed by the Issuers and The Bank of New York, as Trustee (the "Trustee"). The Preferred Stock will be issued pursuant to a statement with respect to shares (the "Statement with Respect to Shares") relating to a particular series of Preferred Stock. The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company, or, in the case of Debt Warrants, the Issuers, and one or more institutions as identified in the applicable Warrant Agreement.

          In connection with the foregoing, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion, including without limitation the following: (a) the Articles or Certificate of Incorporation of each Issuer, as amended or restated; (b) the By-laws of each Issuer, as amended or restated; (c) the form of the Underwriting Agreement attached as Exhibit
4.1 to the Registration Statement; (d) the form of Indenture attached as
Exhibit 4.2 the Registration Statement; and (e) resolutions adopted by the Board of Directors of each Issuer.

          Based on the foregoing and subject to the qualifications hereinafter set forth and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized



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and validly executed and delivered by the Company, or, in the case of Debt
Securities or Debt Warrants, the Issuers and the other parties thereto; and
(vi) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, I am of the opinion as follows:

               (1) Each of Jones Holdings and Nine West has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

               (2) With respect to Debt Securities to be issued under the Indenture, when (A) the Trustee is qualified to act as Trustee under the Indenture, (B) the Trustee has duly authorized and validly executed and delivered the Indenture, (C) the Indenture has been duly authorized and validly executed and delivered by the Issuers to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of each Issuer, a duly constituted and acting committee thereof or a duly authorized officer of such Issuer (each such Board of Directors, committee or authorized officer being hereinafter referred to as a "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the Boards of the Issuers upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, transfer, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity (including, without limitation, concepts of materiality, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. With respect to the



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          foregoing opinion, (i) insofar as provisions contained in any document provide for indemnification, the enforceability thereof may be limited by public policy consideration are (ii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction.

               (3) With respect to shares of Preferred Stock, when both (A) the Board of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution relating to such Preferred Stock and the filing of a Statement with Respect to Shares with the Secretary of the Commonwealth of Pennsylvania, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of the Company, for the consideration approved by the Board of the Company, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

               (4) With respect to shares of Common Stock, when both (A) the Board of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered



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          Security providing for such conversion or exercise as approved by the Board of the Company, or, in the case of Debt Securities or Debt Warrants, the Boards of the Issuers, for the consideration approved by the Board of the Company, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

               (5) With respect to the Warrants, when (A) the Board of the Company, or, in the case of Debt Warrants, the Boards of the Issuers have taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company, or in the case of Debt Warrants, the Issuers, and the warrant agent appointed by the Company and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement or Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, or in the case of Debt Warrants, the Boards of the Issuers, upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

          In rendering this opinion, I have relied upon the opinion dated April 9, 2001, of Schnader Harrison Segal & Lewis LLP, a copy of which appears as Exhibit 5.2 to the Registration Statement, as to all matters of law covered therein relating to the laws of the Commonwealth of Pennsylvania.

          I am are aware that I am are referred to under the heading "Validity of Securities" in the prospectus forming a part of the Registration Statement, and I hereby consent to such use of my name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5.1 thereto. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.



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          I am admitted to practice in the State of New York, and I express no opinion as to any matters governed by any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

                                        Very truly yours,


                                        /s/ Ira M. Dansky, Esq.
                                        Ira M. Dansky, Esq.
                                        General Counsel